CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and to the incorporation by reference in this Post-Effective Amendment Number 8 to the Registration Statement (Form N-1A) (No. 333-44423) of Legg Mason Charles Street Trust, Inc. of our report dated April 29, 2002, included in the 2002 Annual Report to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
July 18, 2002